Exhibit 99.1

Cross Country Healthcare Announces Fourth Quarter and Full Year 2013 Earnings Release Date and Conference Call Information

BOCA RATON, Fla.--(BUSINESS WIRE)--February 11, 2014--Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and full year 2013 financial results on Thursday, March 6, 2014, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Wednesday, March 5, 2014.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 1-517-623-4781 from non-U.S. locations – Passcode: Cross Country. From March 6th through March 20th, a replay of the webcast will be available at the Company’s website and a replay of the conference call will be available by telephone by calling 800-365-2419 from anywhere in the U.S. or 203-369-3679 from non-U.S. locations – Passcode: 2014.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse and allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 4,000 contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

CONTACT:
Cross Country Healthcare, Inc.
Emil Hensel, 561-237-2020
Chief Financial Officer
ehensel@crosscountry.com